UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 23, 2004

Date of Earliest Event Reported: December 22, 2004

SI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12370	95-3381440
(Commission File Number)	(I.R.S. Employer Identification No.)

14192 Franklin Avenue, Tustin, California	92780
(Address of Principal Executive Offices)	(Zip Code)

(714) 505-6483

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

SI Technologies, Inc. (the “Company”) has entered an Agreement and Plan of Merger dated December 22, 2004 (the “Merger Agreement”) with Vishay Intertechnology, Inc. (“Vishay”) pursuant to which, on the terms and subject to the conditions of the Merger Agreement, Vishay has agreed to acquire the Company. The acquisition will be accomplished through the merger (the “Merger”) of an newly formed subsidiary of Vishay with and into the Company, with the Company as the surviving corporation. Upon the effectiveness of the Merger, the stockholders of the Company will receive cash in the amount of $4.00 per share and the Company will become a wholly owned subsidiary of Vishay. Vishay has agreed to cause the Company’s credit facilities to be paid at or promptly following the effectiveness of the Merger.

Completion of the merger is subject to certain closing conditions, including the approval of the Company’s stockholders.

In connection with the Merger Agreement, four director/stockholders and their spouses who hold shares of the Company’s Common Stock have entered into stockholder agreements with Vishay (each, a “Stockholder Agreement”), whereby such stockholders have agreed to vote their shares in favor of the Merger Agreement. These stockholders hold approximately 40.7% of the outstanding Common Stock.

Additional Information About the Merger

The Company will be filing documents concerning the merger with the Securities and Exchange Commission (the “SEC”), including a proxy statement that will be distributed to stockholders of the Company. Investors and security holders of the Company are urged to read the proxy statement carefully when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a copy of the proxy statement, as well as other filings of the Company, free of charge on the SEC’s Internet site (http://www.sec.gov). In addition, documents filed by the Company with the SEC can be obtained, without charge, by directing a request to the Company 14192 Franklin Road, Tustin, California 92780, Attention: Howard George, Chief Financial Officer, telephone: (714) 505-6483.

Information Concerning Participants

Directors, executive officers and certain key employees of the Company may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of the Company’s Common Stock is set forth in the Company’s Annual Report on Form 10-K/A, as filed with the SEC on November 29, 2004. Additional information regarding the interests of those participants may be obtained by reading the proxy statement regarding the proposed merger when it becomes available.

Forward-Looking Statements

Included in this release are certain “forward-looking” statements which are covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction with Vishay Intertechnology, Inc. Such statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those referred to or implied by such statements. These risks and uncertainties include, but are not limited to: the failure of the parties to satisfy the closing conditions in the merger agreement; the possibility that the Company’s stockholders will not approve the merger agreement; disruptions to the Company’s business as a result of the announcement and pendency of the merger; continued acceptance of the Company’s products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. By making these forward- looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date hereof.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 22, 2004, by and among Vishay Intertechnology, Inc., Vishay SI Technologies, Inc., and SI Technologies, Inc.

99.1	Form of Stockholder Agreement, dated as of December 22, 2004 by and between Vishay Intertechnology, Inc. and each of Ralph Crump, Marjorie Crump, Rick Beets, Edward Alkire, Scott Crump and Lisa Crump.

99.2	Press Release issued on December 23, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 23, 2004	SI TECHNOLOGIES, INC.

	By:	/s/ Marvin Moist
Marvin Moist, President

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 22, 2004, by and among Vishay Intertechnology, Inc., Vishay SI Technologies, Inc., and SI Technologies, Inc.

99.1	Form of Stockholder Agreement, dated as of December 22, 2004 by and between Vishay Intertechnology, Inc. and each of Ralph Crump, Marjorie Crump, Rick Beets, Edward Alkire, Scott Crump and Lisa Crump.

99.2	Press Release issued on December 23, 2004